Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust, Inc.

KBS Limited Partnership

KBS REIT Holdings LLC

KBS REIT Acquisition I, LLC

KBS REIT Acquisition II, LLC

KBS REIT Acquisition III, LLC

KBS REIT Acquisition IV, LLC

KBS REIT Acquisition V, LLC

KBS REIT Acquisition VI, LLC

KBS REIT Acquisition VII, LLC

KBS REIT Acquisition VIII, LLC

KBS Sabal Pavilion, LLC

KBS Tribeca Summit, LLC

KBS Clayton Plaza, LLC

KBS Southpark Commerce Center II, LLC

KBS 825 University Avenue, LLC

KBS Midland Industrial Park, LLC

KBS Crescent Green, LLC

KBS SE Retail, LLC